                                                                   EXHIBIT 10.31


                                LICENSE AGREEMENT


         THIS LICENSE AGREEMENT ("License") is made as of the 16th of December, 1998, between MATTERHORN USA, INC., having an address at c/o BDG Management, Inc., 6800 Jericho Turnpike, Syosset, New York 11791 ("Owner"), and STAFF BUILDERS, INC., a New York Corporation, having an address at 1983 Marcus Avenue, Lake Success, New York 11042 ("User").


                              W I T N E S S E T H:

         WHEREAS, Owner is the owner of the office building located at and known as Gateway South, 1981 Marcus Avenue, Lake Success, New York 11042 (the "Building"); and

         WHEREAS, User currently occupies certain premises in the adjoining building owned by Owner and known as Gateway North, 1983 Marcus Avenue, Lake Success, New York 11042; and

         WHEREAS, User has requested the right to use and occupy approximately 1,396 square feet of space in the Building for storage purposes; and

         WHEREAS, Owner is willing to grant User the right to use and occupy space in the Building on the terms and conditions set forth in this License;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, Owner and User hereby agree as follows:

         1. User's Possession of Premises and Permitted Uses. Owner hereby grants to User a license to use and occupy the space substantially as shown on the diagram attached hereto and made a part hereof as Exhibit A on the concourse level of the Building (the "Premises") for the period from the date hereof (the "License Commencement Date") through September 30, 2005. This License shall be limited to the use and occupancy of the Premises solely for storage of computer equipment and only through the period contemplated herein or upon the earlier termination of this Agreement.

         2. Charges. In consideration of Owner's granting to User the right to use and occupy the Premises, User hereby agrees to pay owner a license fee (the "License Fee") payable monthly without setoff or deduction, on the first day of each calendar month during the term of this License as follows:

                                                             MONTHLY                      ANNUAL
FROM                            TO                           PAYMENT                      PAYMENT
License Execution               9/30/99                      $1,396.00                    $16,752.00
10/01/99                        9/30/00                      $1,437.88                    $17,254.50
10/01/00                        9/30/01                      $1,481.02                    $17,772.20
10/01/01                        9/30/02                      $1,525.45                    $18,305.30
10/01/02                        9/30/03                      $1,571.21                    $18,854.62
10/01/03                        9/30/04                      $1,618.35                    $19,420.16
10/01/04                        9/30/05                      $1,666.90                    $20,002.76


         User shall also pay Owner all other sums of money as shall become due and payable by User under this License (hereinafter, "Additional Fees") , all of which sums shall be payable as hereinafter provided, all to be paid to Landlord, as specified on the first page of this License. In the event any installment of the License Fees or Additional Fees required pursuant to the provisions of this License to be paid by User is not paid when due, such installment shall bear interest at the rate of twelve (12%) percent per annum from the date said installment was due and payable, said interest to be deemed Additional Fee. In addition, User shall pay upon demand by Owner any attorney's fees incurred by Owner in connection with the imposition, collection or payment of any License Fees, Additional Fees and/or said interest, said attorney's fees to be deemed Additional Fees.

         3. Condition of Premises. User represents and warrants that it has inspected the Premises and accepts the Premises "as is". User acknowledges that Owner has made no claim or promise about the condition of the Premises. User shall not make any alterations, addition, changes, or improvements to the Premises without the prior written consent of Owner.

         4. Services. As long as User is not in default under this License, Owner, during the hours of 8:00 a.m. to 6:00 p.m. on weekdays and on Saturdays from 9:00 a.m. to 1:00 p.m., excluding legal holidays, shall furnish the Premises with heat [and air conditioning in the respective seasons], and provide the Premises with electricity for lighting and [usual office equipment.]

         5. Release From Liability. User agrees that Owner shall not be responsible or liable for any damage or injury to any property or to any person or persons at any time on or about the Premises arising from any cause whatsoever except owner's negligence. User shall not hold owner in any way responsible or liable therefor and will indemnify and hold owner harmless from and against any and all claims, liabilities, penalties, damages, judgments and expenses (including, without limitation, reasonable attorney fees and disbursements) arising from injury to person or property of any nature arising out of User's use or occupancy of the Premises and also for any other matter arising out of User's use or occupancy of the Premises, or of the street or sidewalks adjacent thereto.

         6. Insurance. During the term of User's use and occupancy of the Premises, User, at its sole cost and expense, and for the mutual benefit of Owner and User, shall carry and maintain comprehensive fire protection and extended coverage and liability insurance, including property damage and replacement value, insuring the Owner and the User against liability for injury to persons or property occurring on or about the Premises arising out of the ownership, maintenance, use or occupancy thereof, in amounts and with insurance companies acceptable to Landlord, in its reasonable discretion. User shall deliver to Owner a certificate evidencing such insurance on or before the License Commencement Date. Such certificate shall provide that the insurer shall not cancel, reduce or otherwise modify such coverage without giving Owner at least thirty (30) days prior written notice of such change.

         7. No Assignment. No assignment of this License or sublicensing or subleasing of the Premises or any part thereof shall be made by User. Neither all nor any part of User's interest in the Premises granted hereunder may be encumbered, assigned, or transferred in whole or in part either by the act of User or by operation of law. User shall not permit or suffer the Premises to be used by anyone other than the employees of User.

         8. Subordination. This License shall be subject and subordinate to any and all mortgages and ground leases of the Building and all extensions, consolidations, amendments or replacements thereof.

         9. Default. In the event User shall be in default of any monetary provision of this License for more than five (5) days after the sending by Owner to User of written notice of such monetary default, or in the event User shall be in default of any non-monetary provision of this License for more than ten
(10) days after the sending by Owner to User of written notice of such non-monetary default, Owner shall have the right, to the extent permitted by law, to (i) re-enter the Premises and withdraw the permission hereby granted to User to use the Premises; and (ii) remove all persons and property therefrom, without being deemed to have committed any manner of trespass. Such remedies shall be in addition to any other rights or remedies owner may have hereunder or at law or equity. Any default under any lease agreement now or hereafter entered into between owner and User shall be deemed to be a default under this License entitling Owner to all of the remedies provided herein or otherwise permitted by law.

         10. Notices. Any notices required or permitted to be given under this License shall be given to the respective parties at the addresses set forth at the head of this License by hand, by overnight courier or by certified mail, return receipt requested. Such notices shall be deemed given upon delivery, in the case of hand delivery, one day after mailing, in the case of overnight courier and three business days after mailing, in the case of mailing. Such notices can be given or received by the respective attorneys for the parties.

         11. Reimbursement of Fees. In the event that Owner is required to take any legal action to enforce the terms of this License, including any action against User for possession, owner shall be entitled, in addition to any other rights and remedies hereunder or at law or equity, to the reimbursement by User of all reasonable costs incurred by owner in the exercise of its rights and remedies, including, but not limited to, reasonable attorneys' fees and disbursements. In any legal action brought in connection with this License, both Owner and User waive a jury trial.

         12. Surrender of Premises. Upon the termination of this License, User shall deliver the Premises in a "broom clean" condition free from all debris, and User agrees to remove all of its possessions and property from the Premises. User agrees that between the date hereof and the termination of this License, User will maintain the Premises in the same condition and repair as it was at the commencement of this License, reasonable wear and tear excepted and will cause the grounds to be maintained and well kept.

         13. Owner Access to the Premises. During the term of this License, User agrees to allow Owner, its employers, agents or servants to enter upon the Premises and to inspect same and make any necessary repairs. owner is also granted the right during User's normal business hours to enter the Premises and exhibit the same for the purpose of showing the Premises to prospective tenants, purchasers or mortgagees.

         14. Real Estate Tax Escalation (a) User shall pay to owner as Additional Fees, real estate tax escalations pursuant to the further provisions of this Paragraph 14.

         (b) For the purposes of this Paragraph 14, the term "Taxes" shall include all real estate taxes and assessments, special assessments, water and sewer rents and each and every installment thereof which shall or may during the Term of this License be levied, assessed, imposed, become due and payable, or liens upon or arising in connection with the use, occupancy or possession of or grow out of, or for the Building and/or the Land, or any part thereof as if the Building and Land were the sole asset of Owner. If at any time during the Term of this License the methods of taxation prevailing at the execution of this License shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate or the improvements thereon there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially payable as a capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Owner, or
(iii) a license fee or charge measured by the rents payable by User to owner, or
(iv) a license fee or charge measured by the rent receivable by owner for the Building or any portion thereof and/or the Land or any other building or other improvements constructed on the Land, or (v) a tax, license fee or charge imposed on Owner which is otherwise measured by or based in whole or in part, upon the Building or any portion thereof and/or the Land or any other building or other improvements constructed on the Land, or (vi) any other tax or levy imposed in lieu of or as a substitute for Taxes which are levied, assessed or imposed as of the date of this License, then in any such event, the same shall be included in the computation of Taxes hereunder. A tax bill or copy thereof shall be conclusive evidence of the amount of Taxes or installments thereof.

         (c) If, at any time subsequent to the License Commencement Date, the Taxes for any General Tax Year and/or School Tax Year shall be more than the Base General Tax Year and/or Base School Tax Year, then, in such event, User shall pay to owner, as Additional Fees, User's Pro Rata share of such excess (the "Excess Taxes"), in the manner provided in this paragraph.

              (i) Base General Tax Year shall mean the taxes, as finally determined, for the General Tax Year fiscal period commencing January 1, 1999, and ending on December 31, 1999.

              (ii) Base School Tax Year shall mean the taxes, as finally determined, for the School Tax Year fiscal period commencing July 1, 1998, and ending on June 30, 1999.

              (iii) General Tax Year shall mean each period of 12 months, commencing on January 1 of each such period, in which occurs any part of the term of this License, or such other period as hereafter may be duly adopted by the County of Nassau as its fiscal year for real estate tax purposes.

              (iv) School Tax Year shall mean each period of 12 months, commencing on July 1 of each such period, in which occurs any part of the term of this License, or such other period of 12 months occurring during the term of this License as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the school taxing authority.

         (d) owner shall render to User a statement of the Excess Taxes, including a statement of the Base General and/or School Tax Year amount, as applicable, and the Additional Fee increase computed as set forth in Paragraph 14(c) hereof, and such increase shall be paid within twenty (20) days after rendition thereof. A tax bill or copy thereof submitted by Owner to User shall be conclusive evidence of the amount of Taxes. Owner shall have the right to establish an escrow to cover the escalations for Taxes contemplated by this Paragraph 15 and User shall pay one-twelfth of such estimate each month on the date in which payments of License Fees are due, subject to adjustment at the end of each calendar year. Such escrow payments shall commence on the first day of the month after receipt of notice from owner of the calculation of the estimate.

         (e) only owner shall be eligible to institute proceedings to reduce the assessed valuation of the Land or the Building. In the event Owner shall obtain a tax refund as a result of any such reduction proceedings, then, provided User is not then in default under the terms of this License, and after all applicable grace periods have expired, and after the final conclusion of all appeals or other remedies, User shall be entitled to User's Pro Rata Share of the net refund obtained. As used herein, the term "net refund" means the refund plus interest, if any, thereon, paid by the governmental authority less appraisal, engineering, expert testimony, attorney, printing and filing fees and all other Owner costs and expenses of the proceeding. User shall pay to Owner User's Pro Rata Share of all appraisal, engineering, expert testimony, attorney, printing and filing fees and all other reasonable costs and expenses of the proceeding incurred by Owner in the event said proceeding does not result in any net refund. Notwithstanding anything contained to the contrary herein, User shall not be entitled to any refund in excess of monies paid by User hereunder.

         (f) Owner's failure during the Term of this License to submit tax bills or copies thereof to User, or Owner's failure to make demand under this Paragraph 14 or under any other provision of this License shall not in any way be deemed a waiver of, or cause owner to forfeit or surrender its rights to collect any items of Additional Fees which may have become due pursuant to this Paragraph 14 during the term of this License. User's liability for the Additional Fees due under this Paragraph 14 shall survive the expiration or sooner termination of this License.

         (g) In no event shall any adjustment of User's Pro Rata Share of the Taxes payable hereunder result in a decrease in License Fees or Additional Fees payable pursuant to any other provision of this License, it being agreed that the payment of Additional Fees under this Paragraph 14 is an obligation supplemental and in addition to User's obligation to pay License Fees.

         (h) If any User's Changes result in an increased real estate tax assessment, User shall pay to Owner, as Additional Fees, the amount of such increased assessment.

         15. Electricity. User covenants and agrees that at all times it use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installations servicing the Premises. User may not use any electrical equipment which will overload installations or materially interfere with the use thereof by other tenants of the Building. User's use of electricity from the Premises shall be measured by the direct meter already installed in other premises of User. [User shall be billed directly by the Long Island Power Authority and shall pay LIPA directly.]

         16. User's Right to Cancel the License. Provided that User is not in default of the terms of this License, User shall have the right to cancel this License effective as of May 31, 2002, provided that User provides written notice to Owner of its election to cancel this License no later than November 30, 2001, and provided that User shall deliver to Owner, on or before may 31, 2002, the amount which equals four (4) months' License Fees for the four-month period immediately following the effective date of cancellation of this License. In the event of the aforementioned termination, the terms of this License shall be deemed to have expired with the same force and effect as if such termination date were the date set forth herein as the expiration date of the term thereof.

         17. Compliance With Laws (a) User shall give prompt notice to Owner of any notice it receives of the violation of any law or requirements of any public authority with respect to the Demised Premises or the use or occupation thereof. Prior to the License Commencement Date, if User is then in possession of the Premises, and at all times thereafter, User shall promptly comply with all present and future laws, orders and regulations of all state, federal, town, municipal and local governments, departments, commissions and boards or any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Owner or User with respect to the Premises (in which event User shall effect such compliance at its sole cost and expense) or the Building (in which event, notwithstanding anything herein to the contrary, User shall promptly pay User's Pro Rata Share of the cost to Owner of complying therewith). User shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of User's failure to comply with the provisions of this Article, and if by reason of such failure the fire insurance rate shall, at the beginning of this License or at any time thereafter, be higher than it otherwise would be, then User shall reimburse Owner, as Additional Fees hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by User, and shall make such reimbursement upon the first day of the month following such outlay by owner. Notwithstanding the foregoing, Tenant shall have no obligation to make any alterations or improvements if same are structural in nature unless due to the negligent act or omission of Tenant, its agent, servant, employee or contractors.

         (b) User shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which said floor was designed to carry and which is allowed BY law.

         18. Bankruptcy. (a) If at any time prior to the License Commencement Date there shall be filed by or against User in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of User's property, or if User makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, this License shall ipso facto be canceled and terminated and in which event neither User nor any person claiming through or under User or by virtue of any statute or of any order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises and Owner, in addition to the other rights and remedies it has by virtue of any other provisions herein or elsewhere in this License contained or by virtue of any statute or rule or law, may retain as liquidated damages any rent or any deposit or monies received by it from User or others on behalf of User.

         (b) If at the License Commencement Date or if at any time during the Term of this License there shall be filed by or against User in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of User's property or if User makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, this License, at the option of Owner exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated by written notice by Owner to User and in which event neither User nor any person claiming through or under User by virtue of any statute or of any order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises and owner, in addition to the other rights and remedies it has by virtue of any other provisions herein or elsewhere in this License contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by Owner from User or others on behalf of User.

         (c) At any of the times mentioned in either sub-paragraphs (a) or (b) hereof, if an involuntary insolvency, bankruptcy or reorganization proceeding shall be instituted against User as provided in said subparagraphs, User shall have sixty (60) days in which to vacate the same before Owner shall have any right to terminate this License.

         (d) It is stipulated and agreed that in the event of the termination of this License pursuant to subparagraphs (a) or (b) hereof, Owner shall forthwith, notwithstanding any other provisions of this License to the contrary, be entitled to recover from User as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term of this License and the fair market rental value of the Premises, if lower than the rent reserved, at the time of termination, for the unexpired portion of the Term of this License, both discounted at the rate of four (4-.) percent per annum to present worth thereof. Nothing contained herein shall limit or prejudice the right of Owner to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount he greater, equal to, or less than the amount of the difference referred to above. In determining the fair market rental value of the Premises the rent realized by any arms-length re-letting, if such re-letting be accomplished by Owner within a reasonable time after termination of this License, shall be deemed prima facie evidence of the fair market rental value. Any disputes with respect to the fair market rental value shall be resolved pursuant to the arbitration provisions of this License.

         19. Damage by Fire or Other Cause. (a) User shall give prompt notice to owner in case of fire or other damage to the Premises or the Building.

         (b) If the Premises or the Building shall be damaged by fire or other casualty, Owner, at Owner's expense, shall repair such damage. However, Owner shall have no obligation to repair any damage to, or to replace, User's personal property or any other property or effects of User. If the Premises shall be rendered untenantable by reason of any such damage, the License Fee only shall abate for the period from the date of such damage to the date when such damage shall have been substantially repaired, and if only a part of the Premises shall be so rendered untenantable, the License Fee shall abate for such period in the proportion which the Rentable Area of the Premises so rendered untenantable bears to the total Rentable Area of the Premises. However, if, prior to the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable and shall be used or occupied by User or other persons claiming through or under User, then the amount by which the License Fee shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. User hereby expressly waives the provisions of Paragraph 227 of the New York Real Property Law, and of any successor law of like import then in force, and User agrees that the provisions of this Paragraph shall govern and control in lieu thereof.

         (c) Notwithstanding the foregoing provisions of this Paragraph, if prior to or during the term of this License, (i) the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Owner shall decide not to restore the Premises, or (ii) the Building shall be so damaged by fire or other casualty that, in Owner's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable), then, in any of such events, Owner at Owner's option, may give to User, within ninety (90) days after such fire or other casualty, a five (5) days' written notice of termination of this License and, in the event such notice is given, this License and the Term shall come to an end and expire (whether or not said Term shall have commenced) upon the expiration of said five
(5) days with the same effect as if the date of expiration of said five (5) days were the expiration date, and the License Fee and Additional Fees shall be apportioned as of such date and any prepaid portion for any period after such date shall be refunded by Owner to User.

         (d) If this License shall not be terminated as provided in subparagraph
(c) hereof, Owner shall, at its expense, to the extent of the net insurance recovery, repair or restore the Demised Premises with reasonable diligence and dispatch, substantially to the condition immediately prior to the casualty except that Owner shall not be required to repair or restore any of User's leasehold improvements or betterments, furniture, furnishings, decorations or any other installations made at User's expense. All insurance proceeds payable to User for such items shall be held in trust by User and upon the completion by Owner of repair or restoration, User shall prepare the Premises for occupancy by User in the manner obtaining immediately prior to the damage or destruction in accordance with plans and specifications approved by Owner.

         (e) In no event shall owner be liable to User for any consequential damages to or loss of business suffered by User by reason of any damages or casualty, regardless of fault, and apart from the apportionment of rent required under subparagraph (b) in the event a portion of the Premises is rendered untenantable, User's sole recourse for any damages shall be against User's insurance company, regardless of fault, and User waives on its own behalf and on behalf of any insurer, any claim therefor against Owner.

         20. Rules and Regulations. User shall observe strictly with the rules and regulations as Owner or Owner's agents may from time to time adopt (such rules and regulations as have been or may hereafter be adopted or amended are hereinafter the "Rules and Regulations").

         21. Liability of Landlord. Owner or its employees, agents or managing agents shall not be liable for any damages or injury to property of User or of any other person, including property entrusted to employees of Owner nor loss of or damage to any property of User by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause whatsoever arising from the acts or neglect of any User occupant, invitee or licensee of the Building, nor for any consequential damages or loss of business suffered by User or from any other cause whatsoever, unless caused by the gross negligence or willful misconduct of Owner nor shall Owner or its agents, employees, or managing agents be liable for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; nor shall Owner be liable for any latent defect in the Premises or in the Building. Notwithstanding the foregoing, in no event shall Owner be liable for any loss or damage for which User has, or is required hereunder to carry, insurance.

         22. Right to Perform. If User shall default in the observance or performance of any obligation of User under this License, then, unless otherwise provided elsewhere hereunder, Owner may immediately or at any time thereafter without notice perform such obligation of User without thereby waiving such default. If Owner, in connection therewith incurs any costs including, but not limited to, attorneys fees in instituting, prosecuting or defending any action or proceeding, such costs with interest at the rate of twelve (12%) percent per annum, shall be deemed to be Additional Rent hereunder and shall be paid by User to owner within five (5) days of rendition of any bill or statement to User therefor.

         23. Brokerage. User represents that it has dealt with no broker other than Sutton & Edwards Inc. (the "Broker") in connection with this License and User hereby agrees to indemnify and hold owner harmless of and from any and all losses, costs, damages or expense (including, without limitation, attorneys' fees and disbursements) incurred by reason of any claim of or liability to any other broker who claims to have dealt with User in connection with this License. Owner shall pay Sutton & Edwards, Inc., such brokerage fee as may be due it pursuant to and in accordance with Owner's separate agreement with Sutton Edwards, Inc.

         24. Estoppel Certificate. (a) Each party shall, at any time and from time to time, without cost or charge, at the request of the other party, upon not less than five (5) days' notice, if given in person, or ten (10) days notice, if given by mail, execute and deliver to the other a certificate evidencing whether or not this License is in full force and effect (or if there have been any modifications or amendments hereof, that the same is in full force and effect as modified or amended, as the case may be, and submitting copies of such modifications or amendments, if any);

         (ii) there are any existing defaults hereunder to the knowledge of the party executing the certificate, and specifying the nature of such defaults, if any;

         (iii) the dates to which the License Fees and any Additional Fees and all other charges payable hereunder have been paid;

         (iv) whether or not, to the best knowledge of the signer, the other party is in default in the performance of any of its obligations under the License, and, if so, specifying each such default of which the signer may have knowledge; and

         (v) any improvements required to be made by Owner have been completed in accordance with the terms of this License.

         (b) [User shall, upon the License Commencement Date of this License, execute and deliver to owner a User Estoppel Certificate in substantially the form attached hereto as Exhibit E.]

         (c) It is agreed by the parties hereto that the certificate referenced in herein hereof may be relied upon by anyone with whom the party requesting such certificate may be dealing.

         (d) In the event that User shall fail to comply with the provisions hereunder, User appoints Owner its attorney-in-fact to execute any such certificate on Users, behalf.

         25. Surrender of Premises. (a) Upon expiration or other termination of the Term of this License, User shall (i) quit and surrender to Owner the Premises vacant, broom clean, in good order and condition, normal wear and tear excepted, and (ii) remove all its property therefrom, except as otherwise expressly provided in this License. User's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this License. If the last day of the Term of this License falls on a Sunday, this License shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the previous business day.

         (b) User acknowledges that possession of the Premises must be surrendered to Owner at the expiration or sooner termination of the Term of this License. User agrees to indemnify and save Owner harmless against all costs, claims, loss or liability resulting from delay by User in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Owner resulting from any failure by User to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the License Fee and Additional Fees theretofore payable hereunder, and will be impossible to accurately measure. User therefore agrees that if possession of the Premises is not surrendered to owner within 24 hours after the date of the expiration or sooner termination of the Term of this License, then User shall pay to Owner for each month and for each portion of any month during which User holds over in the Premises after the expiration or sooner termination of the Term of this License, a sum equal to two (2) times the aggregate of that portion of the License Fee and Additional Fees which was payable under this License during the last month of the term hereof. Nothing contained herein shall be deemed to permit User to retain possession of the Premises after expiration of the Term of this License and the provisions of this Article shall survive the expiration or sooner termination of the Term of this License.

         26. Exculpation. Notwithstanding anything to the contrary contained herein, User shall look solely to the interest of owner in the Building for the satisfaction of any of User's remedies with regard to the payment of money or otherwise, and no other property or assets of owner shall be subject to levy, execution or other enforcement procedures for the satisfaction of User's remedies or with respect to this License, the relationship of Owner and User hereunder or User's use or occupancy of the Premises, such exculpation of personal liability to be absolute.

         27. Effect of Conveyance By Landlord. User agrees that from and following a transfer by Owner of its interest in the Building, by sale, lease or otherwise, User shall look solely to Owner's successor (and such successor's interest in this Building) for satisfaction of owner's liabilities hereunder.

         28. Successors and Assigns. The covenants, conditions and agreements contained in this License shall bind and inure to the benefit of the parties hereto and their respective heirs, distributees, executors, administrators, successors and, except as provided herein, their assigns.

         29. Entire Agreement; Modification. This License Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein, and no representation, promise, inducement OR statement of intention relating to the transactions contemplated by this License Agreement has been made by any party which is not set forth in this License Agreement. This License Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.

                                    OWNER:  MATTERHORN USA, INC.

                                    By:     G.E. Capital Realty Corp.,
                                            Inc., Its Servicing Agent


                                    By: /s/ Michael Jaynes
                                        -------------------------------


                                    USER: STAFF BUILDERS, INC.
                                    By: /s/ David Savitsky
                                        -------------------------------